Prospectus Supplement No. 5
Filed Pursuant to Rule 424(b)(3)
File No. 333-124457

Prospectus Supplement No. 5

(to Prospectus dated May 26, 2005)

This Prospectus Supplement No. 5 supplements and amends the Prospectus dated May 26, 2005, as supplemented and amended by Supplement No. 1 thereto dated June 14, 2005, Supplement No. 2 thereto dated July 15, 2005, Supplement No. 3 thereto dated July 21, 2005, and Supplement No. 4 thereto dated July 25, 2005 (collectively, the “Prospectus”), relating to the sale from time to time of up to 63,122,500 shares of our common stock by certain selling shareholders.

On August 9, 2005, we filed with the U.S. Securities and Exchange Commission (1) the attached Current Report on Form 8-K relating to our entry into a lease termination agreement with PKM Properties, LLC, the election of Larry G. Haimovitch and J. Robert Paulson, Jr. to our board of directors and the engagement of Lurie Besikof Lapidus & Company, LLP as our independent registered public accounting firm, (2) the attached Current Report on Form 8-K/A relating to our entry into employment agreements with Marc P. Flores and John H. Jungbauer, (3) the attached Current Report on Form 8-K/A relating to our entry into option agreements with Messrs. Flores and Jungbauer, and (4) the attached Current Report on Form 8-K/A relating to the revision of certain compensatory arrangements for non-employee directors.  The attached information supplements and supersedes, in part, the information contained in the Prospectus.

This Prospectus Supplement No. 5 should be read in conjunction with, and delivered with, the Prospectus and is qualified by reference to the Prospectus except to the extent that the information in this Prospectus Supplement No. 5 supersedes the information contained in the Prospectus.

Our shares of common stock are quoted on the OTC Bulletin Board and trade under the ticker symbol “MDCV.”  On August 5, 2005, the closing price of a share on the OTC Bulletin Board was $0.83.

Investing in our common stock involves a high degree of risk.

See “Risk Factors” beginning on page 6 of the Prospectus dated May 26, 2005.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement No. 5 is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 5 is August 9, 2005.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 29, 2005

Date of report (Date of earliest event reported)

MedicalCV, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-33295	41-1717208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 South Robert Trail

Inver Grove Heights, Minnesota 55077

(Address of principal executive offices, including zip code)

(651) 452-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 29, 2005, we entered into a lease termination agreement with PKM Properties, LLC, an entity controlled by Paul K. Miller, one of our directors and the largest beneficial owner of our securities.  In order to induce PKM, the landlord of our corporate headquarters, to attempt to sell or lease the property to a third party and to terminate the lease with our company, we agreed, among other things, to reimburse PKM for all costs and expenses relating to the lease or the sale of the property, and to termination of the lease on not less than 120 days’ notice.  We also agreed that, if we request the landlord to accept less than its minimum required net sale proceeds, we would pay a lease termination fee equal to the difference between the landlord’s minimum net sale proceeds and the actual net sale proceeds.  We also agreed to pay a lease termination fee if the landlord releases the property on economic terms and conditions less desirable than those of the existing lease.

ITEM 4.01                                       CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(b)                                 On August 8, 2005, we engaged Lurie Besikof Lapidus & Company, LLP (“LBL”) as our independent registered public accounting firm commencing with work to be performed in relation to our fiscal quarter ended July 31, 2005, and in connection with the audit of our financial statements for the fiscal year ending April 30, 2006.  We have had no occasions in the past two years upon which we have consulted with LBL on any matters.

ITEM 5.02                                        DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(d)                                 On August 3, 2005, the Board of Directors, upon recommendation of the Corporate Governance and Nominating Committee, elected Larry G. Haimovitch and J. Robert Paulson, Jr. as new directors.  Each of our directors is elected annually, by a plurality of the votes cast, to serve until the next annual meeting of shareholders and until his or her respective successor is elected and duly qualified, or until his or her death, resignation or removal.  Messrs. Haimovitch and Paulson will also be appointed to the Corporate Governance and Nominating Committee because they are “independent” directors.  Messrs. Haimovitch and Paulson have not been appointed to any other board committees as of this date.

Mr. Haimovitch is President of Haimovitch Medical Technology Consultants, a San Francisco-based health care consulting firm he formed in 1990.  His firm, whose current area of emphasis includes minimally-invasive surgical technologies, specializes in the analysis of the medical device industry with emphasis on the current trends and future outlook for emerging medical technology.

Mr. Paulson was appointed President, Chief Executive Officer and a director of Restore Medical, Inc., a company focused on developing and marketing products for the ear, nose and throat field, in April 2005.  Prior to joining Restore Medical, Mr. Paulson served as Chief Financial Officer and Vice President of Marketing for Endocardial Solutions, Inc. from August 2002 until St. Jude Medical acquired Endocardial Solutions in March 2005.  From 2001 to June of 2002, Mr. Paulson was the Sr. Vice President and General Manager of the Auditory Division of Advanced Bionics Corporation, and between 1995 and 2001, Mr. Paulson served in various capacities at Medtronic, Inc., including Vice President and General Manager of the Surgical Navigation Technologies business unit; Vice President of Corporate Strategy and Planning; and Director of Corporate Development.  From 1988 to 1995, Mr. Paulson held various marketing, business development and in-house counsel positions at General Mills, Inc., and prior to that practiced law at the Minneapolis firm of Lindquist & Vennum.  Mr. Paulson has served on the board of directors of Vascular Solutions, Inc. since May 2005.

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There are no arrangements or understandings between Mr. Haimovitch and any other person pursuant to which Mr. Haimovitch was elected as a director and there are no arrangements or understandings between Mr. Paulson and any other person pursuant to which Mr. Paulson was elected as a director.  There are no transactions in which Mr. Haimovitch has an interest requiring disclosure under Item 404(a) of Regulation S-K and there are no transactions in which Mr. Paulson has an interest requiring disclosure under Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedicalCV, Inc.

Date: August 9, 2005	By:	/s/ John H. Jungbauer
John H. Jungbauer
Vice President, Finance and Chief Financial Officer

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 11, 2005

Date of report (Date of earliest event reported)

MedicalCV, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-33295	41-1717208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 South Robert Trail
Inver Grove Heights, Minnesota 55077

(Address of principal executive offices, including zip code)

(651) 452-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01               ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously reported, on July 11, 2005, our board of directors approved certain compensation arrangements for two executive officers, Marc P. Flores, our President and Chief Executive Officer, and John H. Jungbauer, our Vice President, Finance and Chief Financial Officer.

On August 9, 2005, we entered into written, at-will employment agreements pursuant to which we are continuing the existing employment of these officers at their current base salary levels, $222,500 for Mr. Flores and $200,000 for Mr. Jungbauer.  The employment agreement with Mr. Flores supersedes his letter agreement from August 2004.  Under the letter agreement, Mr. Flores had a bonus potential of $10,000 per quarter based upon achievement of certain goals.  Under the employment agreement, Mr. Flores has a bonus potential of up to 30% of base salary ($66,750) per year based upon achievement of certain goals.

Each employment agreement provides that a severance payment will be made if the employment of the officer is terminated by our company without cause, or by the officer for good reason, including, but not limited to, a reduction of the officer’s compensation; a reduction of authority and responsibility; a relocation of place of employment; or a breach of the employment arrangement by our company.  The severance payment to Mr. Flores would equal one year of base salary, and the severance payment to Mr. Jungbauer would be six months of base salary; and, if at the end of such six-month period, Mr. Jungbauer was not employed or engaged as a consultant or independent contractor, we would pay him up to an additional six months of base salary until he is employed or engaged as a consultant.  In addition to payments of base salary, we have agreed to pay or reimburse these officers for medical (COBRA) benefits for the periods covered by the severance payments.

In addition, the officers have agreed to certain nondisclosure and inventions provisions and certain noncompetition and nonrecruitment provisions during the term of employment and for a period of one year after termination of employment.

We are amending this report to file the foregoing employment agreements as exhibits.

ITEM 9.01               FINANCIAL STATEMENTS AND EXHIBITS

(c)          Exhibits

See “Exhibit Index.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedicalCV, Inc.

Date: August 9, 2005	By:	/s/ John H. Jungbauer
John H. Jungbauer
Vice President, Finance and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement by and between Marc P. Flores and the Company, dated August 9, 2005.
10.2	Employment Agreement by and between John H. Jungbauer and the Company, dated August 9, 2005.

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EXHIBIT 10.1

EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT (“Agreement”) is made and entered into August 9, 2005, by and between MedicalCV, Inc., a corporation duly organized and existing under the laws of the State of Minnesota, with a place of business at 9725 South Robert Trail, Inver Grove Heights, Minnesota 55077 (hereinafter referred to as the “Company”), and Marc P. Flores, a resident of the state of Nevada (hereinafter referred to as “Executive”).

BACKGROUND OF AGREEMENT

•                       Executive is currently the President and Chief Executive Officer of the Company and is employed on an at-will basis.

•                       The Company and Executive desire to memorialize the terms and conditions of Executive’s employment, including additional terms and conditions which have been approved by the Company’s Board of Directors.

In consideration of the foregoing, the Company and Executive agree as follows:

ARTICLE 1

EMPLOYMENT

1.01  Subject to the terms of Articles 3 and 6, the Company hereby agrees to employ Executive pursuant to the terms of this Agreement, and Executive agrees to such employment.  Executive is currently employed by the Company as its President and Chief Executive Officer and shall continue to hold such title under the terms of this Agreement.

1.02  Executive shall generally have the authority, responsibilities, and such duties as are customarily performed by the chief executive of businesses of similar size and industry, and shall also render such additional services and duties as may be reasonably requested of him from time to time by the Company’s Board of Directors (“Board”).

1.03  Executive shall report to the Board or any committee thereof as the Board shall direct, and shall generally be subject to direction, orders and advice of the Board.

ARTICLE 2

BEST EFFORTS OF EXECUTIVE

2.01  In his capacity as President and Chief Executive Officer, Executive shall use his best energies and abilities in the performance of his duties, services and responsibilities for the Company.  As of the date of this Agreement, in recognition of the substantial responsibilities of the Company to develop markets for the Company’s products and cultivate relationships with the physician and medical center community, the Company is not requiring Executive to relocate his residence to Minnesota.  For as long as these extensive travel responsibilities exist, the Company will pay Executive’s travel and lodging expenses.  The Board may, at a later date, and upon not less than 60 days prior written notice, require Executive to relocate his residence to Minnesota, within a radius of 50 miles from its headquarters building, and will pay Executive’s reasonable relocation expenses, as provided by resolution of the Board of Directors.

2.02  During the term of his employment, Executive shall devote substantially all of his business time and attention to the business of the Company and its subsidiaries and affiliates and shall not engage in any substantial activity inconsistent with the foregoing, whether or not such activity shall be engaged in for pecuniary gain, unless approved by the Board; provided, however, that, to the extent such activities do not violate, or substantially interfere with his performance of his duties, services and responsibilities under this Agreement, Executive shall be permitted to serve on civic or charitable boards or committees thereof.

ARTICLE 3

NATURE OF EMPLOYMENT

3.01  Executive’s employment pursuant to this Agreement shall be on an at-will basis, with either Executive or the Company having the right to terminate Executive’s employment with or without cause on not less than sixty (60) days’ prior written notice subject to the Company’s obligations to Executive pursuant to Sections 6 and 7.  The terms and conditions of this Agreement may be amended from time to time with the consent of the Company and Executive.  All such amendments shall be effective when memorialized by a written agreement between the Company and Executive or by resolutions of the Board or the Company’s Compensation Committee (the “Committee”).

ARTICLE 4

COMPENSATION AND BENEFITS

4.01  During the term of employment hereunder, Executive shall be paid a base salary at the rate of Two Hundred Twenty-Two Thousand Five Hundred ($222,500) per year (“Base Salary”), payable in bi-weekly installments in accordance with the Company’s established pay periods, reduced by all deductions and withholdings required by law and as otherwise specified by Executive.  The Company shall cause the Committee to review Executive’s performance and Base Salary level each year during the Term, commencing fiscal year 2007.  Executive’s salary may be increased (but not decreased), in the sole discretion of the Board.  In the event Executive’s employment shall, for any reason, terminate during the Term, Executive’s final monthly Base Salary payment shall be made on a pro-rated basis as of the last day of the month in which such employment terminated.

4.02  In addition to payments of Base Salary set forth above, Executive shall be eligible to participate in a performance-based cash bonus or equity award plan in fiscal 2006 and fiscal 2007 with a target bonus opportunity equal to 30% of Executive’s Base Salary, based upon achievement of milestones to be agreed upon by Executive and the Company.  At the Company’s option, the Company may pay up to 60% of such bonus amount in Company common stock valued on the date of the declaration of the bonus based upon the closing sale price of common stock on the trading day proceeding such date.

4.03  During the term of employment, Executive shall be entitled to participate in employee benefit plans, policies, programs, perquisites and arrangements, as the same may be provided and amended from time to time, that are provided generally to similarly situated executive employees of the Company, to the extent Executive meets the eligibility requirements for any such plan, policy, program, perquisite or arrangement.

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4.04  The Company shall reimburse Executive for all reasonable business expenses incurred by Executive in carrying out Executive’s duties, services, and responsibilities under this Agreement.  Executive shall comply with generally applicable policies, practices and procedures of the Company with respect to reimbursement for, and submission of expense reports, receipts or similar documentation of, such expenses.

4.05  If the Company, based upon an opinion of legal counsel or a judicial determination, determines that Section 304 of the Sarbanes-Oxley Act of 2002 is applicable to Executive, then to the extent that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, Executive shall reimburse the Company for any bonus or other incentive or equity-based compensation received from the Company during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission (whichever first occurs) of the financial document embodying such financial reporting requirement and any profits received from the sale of the Company’s securities during that 12-month period.  In the event Executive fails to make prompt reimbursement of any such amount, the Company may, to the extent permitted by applicable law, deduct the amount required to be reimbursed from Executive’s compensation otherwise due under this Agreement.

ARTICLE 5

VACATION AND LEAVE OF ABSENCE

5.01  Executive shall be entitled to three (3) weeks of paid vacation per year, in addition to the Company’s normal holidays.  Vacation time will be scheduled taking into account the Executive’s duties and obligations at the Company.  Unused paid vacation time shall not accumulate from year to year, unless otherwise approved in writing by the Board or Committee.  Sick leave and all other leaves of absence will be in accordance with the Company’s stated personnel policies.

ARTICLE 6

TERMINATION

6.01  The Company may terminate Executive’s employment without Cause by giving Executive at least sixty (60) days written notice thereof.  In the event of such termination, Executive shall receive only the severance compensation set forth in Article 7.01 and Executive shall also be entitled to all or a portion of any bonus due Executive pursuant to any bonus plan or arrangement established or mutually agreed-upon prior to termination, to the extent earned or performed through the date of termination, based upon the requirements or criteria of such bonus plan or arrangement, as the Board shall in good faith determine.  Such pro-rated bonus, shall be payable at the time and in the manner payable to other executives of the Company who participate in such plan or arrangement.

6.02  Executive’s employment will be deemed terminated as of the date of the death of the Executive.  In the event of such termination, there shall be payable to Executive’s estate compensation earned through the date of death together with a pro-rata portion of any bonus due Executive pursuant to any bonus plan or arrangement established or mutually agreed-upon prior to termination, to the extent earned or performed based upon the requirements or criteria of such plan or arrangement, as the Board shall in good faith determine.  Such pro-rated bonus shall be payable at the time and in the manner payable to other executives of the Company who participate in such plan or arrangement.

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6.03  Any other provision of this Agreement notwithstanding, the Company may terminate Executive’s employment upon written notice specifying a termination date based on any of the following events that constitute Cause:

(a)               Any commission or nolo contendere plea by Executive to a felony, gross misdemeanor or misdemeanor involving moral turpitude, or any public conduct by Executive that has or can reasonably be expected to have a detrimental effect on the Company;

(b)              Any act of material misconduct, willful and gross negligence, or breach of duty to the Company, including, but not limited to, embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, or willful breach of fiduciary duty to the Company which results in a material loss, damage, or injury to the Company;

(c)               Any material breach of any material provision of this Agreement or of the Company’s announced rules, codes or polices, which remains uncured or uncorrected for a period of thirty (30) days following written notice thereof to Executive specifying such breach;

(d)              Any act of insubordination by Executive; provided, however, an act of insubordination by Executive shall not constitute Cause if Executive cures or remedies such insubordination within thirty (30) days after written notice to Executive, without material harm or loss to the Company, unless such insubordination is a part of a pattern of chronic insubordination, which may be evidenced by reports or warning letters given by the Company to Executive, in which case such insubordination is deemed not curable.

(e)               Any unauthorized disclosure of any Company trade secret or confidential information, or conduct constituting unfair competition with respect to the Company, including inducing a party to breach a contract with the Company; or

(f)                 A willful violation of federal or state securities laws.

In making such determination, the Board shall act in good faith and give Executive a reasonably detailed written notice and a reasonable opportunity to be heard on the issues at a Board or Committee meeting.  For purposes of this Agreement, no act or failure by the Executive shall be considered “willful” if such act is done by Executive in good faith in the belief that such act is or was lawful and in the best interest of the Company or one or more of its businesses.  Nothing in this paragraph 6.03 shall be construed to prevent Executive from contesting the Board or Committee’s determination that Cause exists.  In the event of such termination, and not withstanding any contrary provision otherwise stated, Executive shall receive only his Base Salary earned through the date of termination.

6.04  The employment of the Executive shall in no event be considered to have been terminated for Cause if the termination of his employment took place:

(a)               as a result of an act or omission which occurred more than 360 days prior to the Executive’s having been given notice of the termination of his employment for such act or omission, unless the commission of such act or such omission could not at the time of such commission or omission have been known to a member of the Board (other than the Executive, if he is then a member of the Board), in which case there shall not be termination for Cause if notice of termination took place more than 360 days from the date that the commission of such act or such omission was or could reasonably have been so known; or

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(b)              as a result of a continuing course of action which commenced and was or reasonably could have been known to a member of the Board (other than the Executive) more than 360 days prior to notice having been given to the Executive of the termination of his employment.

6.05  Executive may terminate his employment upon sixty (60) days prior written notice to the Company for “Good Reason.”  For purposes of this Agreement, “Good Reason” means any of the following actions taken by the Company without Cause:

(a)               the Company or any of its subsidiaries reduces Executive’s Base Salary or materially reduces his current cash bonus plan or current equity compensation opportunities, or benefit plans (other than company-wide changes to benefit plans covering all full-time eligible employees);

(b)              without Executive’s express written consent, the Company or any of its subsidiaries significantly reduces Executive’s job authority and responsibility over operations of the Company as contemplated in Article 1;

(c)               without Executive’s express written consent, the Company or any of its subsidiaries requires Executive to change the location of Executive’s job or office, so that Executive will be based at a location more than fifty (50) miles from the location of Executive’s office immediately prior to the Change of Control; provided, however, that any required relocation to Minnesota from Executive’s home-office in Nevada shall not constitute Good Reason;

(d)              a successor company fails or refuses to assume the Company’s obligations under this Agreement; or

(e)               the Company or any successor company breaches any of the material provisions of this Agreement; provided, however, that Executive shall provide detailed information to the Company in such written notice and such grounds for Good Reason are not remedied or continue for a period of thirty (30) days or more following receipt of such notice.

6.06  During the term of his employment and for 24 months after the date of Executive’s termination of employment, (i) Executive shall not, directly or indirectly, make or publish any disparaging statements (whether written or oral) regarding the Company or any of its affiliated companies or businesses, or the affiliates, directors, officers, agents, principal shareholders or customers of any of them and (ii) neither the Company or any of its affiliated companies or businesses or their affiliates, directors, or officers shall directly or indirectly, make or publish any disparaging statements (whether written or oral) regarding Executive.  Information which the Company or Executive is required to make or disclose regarding the other to comply with laws or regulations, or makes in a pleading on the advice of litigation counsel, shall not constitute a disparaging statement.

6.07  Upon any termination of Executive’s employment with the Company, Executive shall be deemed to have resigned from all other positions he then holds as an officer, employee or director or other independent contactor of the Company or any of its subsidiaries or affiliates, unless otherwise agreed by the Company and Executive.

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ARTICLE 7

SEVERANCE PAYMENTS

7.01  The Company, its successors or assigns, will pay Executive as severance pay a lump sum amount equal to twelve (12) months of the Executive’s monthly Base Salary for full-time employment at the time of Executive’s termination if the employment of Executive is terminated by the Company without Cause, or by Executive for Good Reason.  Nothing in this Subsection 7.01 shall limit the authority of the Committee or Board to terminate Executive’s employment in accordance with Section 6.03.  Payment of severance payments pursuant to Section 7.01, less customary withholdings, shall be made in one lump sum within thirty (30) days of the Executive’s termination or resignation.

7.02  In addition to the severance amount payable pursuant to Section 7.01, the Company will pay Executive a pro-rata portion of any bonus earned by Executive as of the date of termination, as provided by Sections 6.01 and 6.02.  The payments to Executive pursuant to Sections 6.01, 6.02 or 7.01 are not intended to be cumulative or duplicative and an amount payable as a payment of base salary or pro-rata bonus under any one of such sections shall be reduced to the extent of similar payments made under another of such sections.  In addition, the severance payment of Base Salary shall be reduced by the amount of cash severance-type benefits to which Executive may be entitled pursuant to any other cash severance plan, agreement, policy or program of the Company or any of its subsidiaries; including any payment for post-employment restrictions, provided, however, that if the amount of cash severance benefits payable under such other severance plan, agreement, policy or program is greater than the amount payable pursuant to this Agreement, Executive will be entitled to receive the amounts payable under such other plan, agreement, policy or program which exceeds the Base Salary severance payment.  Without limiting other payments which would not constitute “cash severance-type benefits” hereunder, any cash settlement of stock options, accelerated vesting of stock options and retirement, pension and other similar benefits shall not constitute “cash severance-type benefits” for purposes of this Section 7.03.

7.03  If Executive becomes entitled to a severance payment of Base Salary pursuant to Sections 7.01, Executive shall receive:  (a) such amount in a lump sum payment, plus (b) if Executive is eligible to and elects to continue medical coverage as provided by law (commonly referred to as the COBRA continuation period), as part of the severance benefit, the Company will pay the cost of premiums for COBRA coverage for Executive and his eligible dependents for a period of twelve (12) months following termination.  Executive must be eligible for COBRA coverage, elect COBRA during the COBRA election period, and comply with all requirements to obtain such coverage, to be eligible for coverage and for this benefit.

7.04  Notwithstanding any other provision of this Agreement, the Company and Executive intend that any payments, benefits or other provisions applicable to this Agreement comply with the payout and other limitations and restrictions imposed under Section 409A of the Code (“Section 409A”), as clarified or modified by guidance from the U.S. Department of Treasury or the Internal Revenue Service – in each case if and to the extent Section 409A is otherwise applicable to this Agreement and such compliance is necessary to avoid the penalties otherwise imposed under Section 409A.  In this connection, the Company and Executive agree that the payments, benefits and other provisions applicable to this Agreement, and the terms of any deferral and other rights regarding this Agreement, shall be deemed modified if and to the extent necessary to comply with the payout and other limitations and restrictions imposed under Section 409A, as clarified or supplemented by guidance from the U.S. Department of Treasury or the Internal Revenue Service – in each case if and to the extent Section 409A is otherwise applicable to this Agreement and such compliance is necessary to avoid the penalties otherwise imposed under Section 409A.

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7.05  The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes required by applicable law to be withheld by the Company.

7.06  The provisions of this Article 7 will be deemed to survive the termination of this Agreement for the purposes of satisfying the obligations of the Company and Executive hereunder.

ARTICLE 8

NONDISCLOSURE AND INVENTIONS

8.01  Except as permitted or directed by the Company or as may be required in the proper discharge of Executive’s employment hereunder, Executive shall not, during his employment or at any time thereafter, divulge, furnish or make accessible to anyone or use in any way any Confidential Information of the Company.  “Confidential Information” means any information or compilation of information that the Executive learns or develops during the course of his/her employment that is not generally known, that is proprietary to or within the unique knowledge of the Company, from which it derives economic value (whether or not conceived, originated, discovered, or developed in whole or in part by Executive).  Confidential Information includes but is not limited to, the following types of information and other information of a similar nature (whether or not reduced to writing), all of which Executive agrees constitutes the valuable trade secrets of the Company: research, designs, development, know how, computer programs and processes, marketing plans and techniques, existing and contemplated products and services, customer and product names and related information, prices sales, inventory, personnel, computer programs and related documentation, technical and strategic plans, and finances.  Confidential Information also includes any information of the foregoing nature that the Company treats as proprietary or designates as Confidential Information, whether or not owned or developed by the Company.  “Confidential Information” does not include information that (a) is or becomes generally available to the public through no fault of Executive, (b) was known to Executive prior to its disclosure by the Company, as demonstrated by files in existence at the time of the disclosure, (c) becomes known to Executive, without restriction, from a source other than the Company, without breach of this Agreement by Executive and otherwise not in violation of the Company’s rights, or (d) is explicitly approved for release by written authorization of the Company.

8.02  Executive acknowledges that new and valuable proprietary concepts, methods, processes, discoveries, trade secrets (as defined in the Minnesota Uniform Trade Secrets Act), improvements, adaptations, or ideas (herein individually and collectively referred to as “Inventions”) may be developed, originated, authorized, conceived, invented, or made by Executive, either alone or jointly with others, in the course of Executive’s employment by the Company.  All such Inventions shall be the exclusive property of the Company, whether or not be patentable or copyrightable, and they may or may not be shown or described in writing or reduced to practice.  With respect to all such Inventions developed, originated, authored, conceived, or invented, or made by Executive (whether in whole or in part) during Executive’s employment by the Company, Executive shall:

(i)                           keep accurate, complete and timely records all such Inventions, which records shall be the Company’s property and be retained on the Company’s premises;

(ii)                        promptly and fully disclose and describe all such Inventions to the Company;

(iii)                     assign (and Executive hereby does assign) to the Company all of Executive’s rights to such Inventions and to applications for letters patent or copyrights in

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all countries and to letters patent or copyrights granted with respect to such Inventions in all countries; and

(iv)                    acknowledge and deliver promptly to the Company (without charge to the Company but at the expense of the Company) such written instruments and cooperate and do such other acts as may be necessary in the opinion of the Company to preserve property rights to such Inventions against forfeiture, abandonment, or loss and to obtain and maintain letters patent or copyrights and to vest the entire right and title thereto exclusively in the Company.

(a)                                  If Executive is needed, at any time, to give testimony, evidence, or opinions in any litigation or proceeding involving any patents or copyrights or applications for patents or copyrights, both domestic and foreign, relating to inventions, improvements discoveries, software, writings or other works of authorship conceived, developed or reduced to practice by Executive, Executive agrees to do so.  With respect to any obligations performed by the Executive under this Section following termination of Executive’s employment, the Company will pay or reimburse all reasonable out-of-pocket expenses.

(b)                                 The obligations of this paragraph shall continue beyond the termination of employment with respect to Inventions conceived or made by Executive during the period of his/her employment and shall be binding upon assigns, executors, administrators and other legal representatives.  For purposes of this Agreement, any Invention relating to the business of the Company on which Executive files or claims a copyright, or files a patent application, within one (1) year after termination of employment with the Company, shall be presumed to cover Inventions conceived by Executive during the term of his employment with the Company, subject to proof to the contrary by good faith, written and duly corroborated records establishing that such Invention was conceived and made following termination of employment.

NOTICE:  The Company hereby notifies Executive that the foregoing does not apply to inventions or ideas for which no equipment, supplies, facility, or trade secret information of the Company was used and that was developed entirely on Executive’s own time, and (1) which does not relate (a) directly to the business of the Company and (b) to the Company’s actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by Executive for the Company.

8.03  In the event of a breach or threatened breach by Executive of the provisions of this Article 8, the Company shall be entitled to an injunction restraining Executive from directly or indirectly disclosing, disseminating, lecturing upon, publishing or using such confidential, trade secret or proprietary information (whether in whole or in part) and restraining Executive from rendering any services or participating with any person, firm, corporation, association or other entity to whom such knowledge or information (whether in whole or in part) has been disclosed, without the posting of a bond or other security.  Nothing herein shall be construed as prohibiting the Company from pursuing any other equitable or legal remedies available to it for such breach or threatened breach, including the recovery of damages from Executive.

8.04  Executive agrees that all notes, data, reference materials, documents, business plans, business and financial records, computer programs, and other materials that in any way incorporate, embody, or reflect any of the Confidential Information, whether prepared by Executive or others, are the exclusive property of the Company, and Executive agrees to forthwith deliver to the Company all such materials, including all copies or memorializations thereof, in Executive’s possession or control, whenever

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requested to do so by the Company, and in any event, upon termination of Executive’s employment with the Company.

8.05  The Executive understands and agrees that any violation of this Article 8 while employed by the Company may result in immediate disciplinary action by the Company, including termination of employment for Cause.

8.06  The provisions of this Article 8 shall survive termination of this Agreement indefinitely.

ARTICLE 9

NONCOMPETITION AND NON-RECRUITMENT

9.01  Executive agrees that during the term of his employment and for a period of one (1) year after termination of employment (the “Restricted Period”) he will not directly or indirectly render service to any person or entity in connection with the design, development, manufacture, marketing, or sale of a Competitive Product that is sold or intended for use or sale in any geographic area in which the Company actively markets a Company Product or has planned to actively market a Company Product of the same general type or function.  This territory currently includes North America, Europe and Japan.

(a)                                  Without limiting the generality of the above, Executive expressly agrees that during the Restriction Period discussed above, he will not directly or indirectly (on his own behalf or on behalf of another person or entity) sell Competitive Products to, attempt to sell such products to, or otherwise solicit purchases of such services or products from, the following:

(i)                                     any customer with whom Executive (or any other Executive or representative under Executive’s supervision) has had direct or indirect contact or to whom Executive (or any other Executive or representative under Executive’s supervision) has directly or indirectly sold such services or products during the period of Executive’s employment; or

(ii)                                  any prospective customer who has been directly or indirectly solicited by Company, or who has approached Company, and with whom Executive (or any other Executive or representative under the Executive’s supervision) has had direct or indirect contact or to whom Executive (or any other Executive or representative under Executive’s supervision) has directly or indirectly attempted to sell such services or products during the term of Executive’s employment.

(b)                                 Executive further agrees that during the Restriction Period he will not directly or indirectly (i) in any way interfere or attempt to interfere with the Company’s relationships with any of its current or potential customers, or (ii) employ or attempt to employ any of the Company’s then Executives on behalf of any other entity, whether or not such entity competes with the Company.

(c)                                  For the purposes of this Section 9.01,

(i)                                     “Competitive Product” means any surgical product or research to develop information useful in connection with a product or service that is being designed, developed, manufactured, marketed or sold by anyone other than the Company and is of the same general type, performs similar functions, or is used for the same purposes as a

9

Company Product on which the Employee worked, dealt with, or marketed during the preceding two years of employment or about which he received or had knowledge of Confidential Information; provided, however, that the term “surgical product” shall not include non-invasive or percutaneous products; and

(ii)                                  “Company Product” means any product, product line or service (including any component thereof or research to develop information useful in connection with a product or service) that is being designed, developed, manufactured, marketed or sold by the Company or with respect to which the Company has acquired Confidential Information which it intends to use in the design, development, manufacture, marketing or sale of a product or service.

9.02  At its sole option, the Company may, by express written notice to Executive, waive or limit the time and/or geographic area in which Executive cannot engage in competitive activity or the scope of such competitive activity.

9.03  Executive agrees that breach by him of the provisions of this Article 9 will cause the Company irreparable harm that is not fully remedied by monetary damages.  In the event of a breach or threatened breach by Executive of the provisions of this Article 9, the Company shall be entitled to an injunction restraining Executive from directly or indirectly competing or recruiting as prohibited herein, without posting a bond or other security.  Nothing herein shall be construed as prohibiting the Company from pursuing any other equitable or legal remedies available to it for such breach or threatened breach, including the recovery of damages from Executive.

9.04  The Executive understands and agrees that any violation of this Article 9 while employed by the Company may result in immediate disciplinary action by the Company, including termination of employment for Cause.

9.05  The obligations contained in this Article 9 shall survive the termination of this Agreement indefinitely.

ARTICLE 10

MISCELLANEOUS

10.01  Governing Law.  This Agreement shall be governed and construed according to the laws of the State of Minnesota without regard to conflicts of law provisions.  The Company and Executive agree that if any action is brought pursuant to this Agreement that is not otherwise resolved by arbitration pursuant to Section 10.06, such dispute shall be resolved only in the District Court of Hennepin County, Minnesota, or the United States District Court for Minnesota, and each party hereto unconditionally (a) submits for itself in any proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the Hennepin County, Minnesota District Courts or the United States Federal District Court for Minnesota, and agrees that all claims in respect to any such proceeding shall be heard and determined in Hennepin County, Minnesota, Minnesota District Court or, to the extent permitted by law, in such federal court, (b) consents that any such proceeding may and shall be brought in such courts and waives any objection that it may now or thereafter have to the venue or jurisdiction of any such proceeding in any such court or that such proceeding was brought in an inconvenient court and agrees not to plead or claim the same; waives all right to trial by jury in any proceeding (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, or its performance under or the enforcement of this Agreement; (d) agrees that service of process in any such proceeding may be effected by mailing a copy of such process by registered or certified mail (or any

10

substantially similar form of mail), postage prepaid, to such party at its address as provided in Section 10.06; and (e) agrees that nothing in this Agreement shall affect the right to effect service of process in any other manner permitted by the laws of the State of Minnesota.

10.02  Successors.  This Agreement is personal to Executive and Executive may not assign or transfer any part of his rights or duties hereunder, or any compensation due to him hereunder, to any other person or entity.  This Agreement may be assigned by the Company and the Company.  The Company shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Company, expressly and unconditionally to assume and agree to perform the Company’s obligations under this Agreement, in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place.  In such event, the term “Company,” as used in this Agreement, shall mean the Company as defined above and any successor or assignee to the business or assets which by reason hereof becomes bound by the terms and provisions of this Agreement.

10.03  Waiver.  The waiver by the Company of the breach or nonperformance of any provision of this Agreement by Executive will not operate or be construed as a waiver of any future breach or nonperformance under any such provision of this Agreement or any similar agreement with any other Executive.

10.04  Entire Agreement; Modification.  This Agreement supersedes, revokes and replaces any and all prior oral or written understandings, if any, between the parties relating to the subject matter of this Agreement.  The parties agree that this Agreement: (a) is the entire understanding and agreement between the parties; and (b) is the complete and exclusive statement of the terms and conditions thereof, and there are no other written or oral agreements in regard to the subject matter of this Agreement.  Except for modifications described in Article 3, this Agreement shall not be changed or modified except by a written document signed by the parties hereto.

10.05  Severability and Blue Penciling.  To the extent that any provision of this Agreement shall be determined to be invalid or unenforceable as written, the validity and enforceability of the remainder of such provision and of this Agreement shall be unaffected.  If any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, the Company and Executive specifically authorize the tribunal making such determination to edit the invalid or unenforceable provision to allow this Agreement, and the provisions thereof, to be valid and enforceable to the fullest extent allowed by law or public policy.

10.06  Arbitration.  Any dispute, claim or controversy arising under this Agreement shall, at the request of any party hereto be resolved by binding arbitration by a single arbitrator selected by employer and Executive, with arbitration governed by The United States Arbitration Act (Title 9, U.S. Code); provided, however, that a dispute, claim or controversy shall be subject to adjudication by a court in any proceeding against the Company or Executive involving third parties (in addition to the Company or Executive).  Such arbitrator shall be a disinterested person who is either an attorney, retired judge or labor relations arbitrator.  In the event employer and Executive are unable to agree upon such arbitrator, the arbitrator shall, upon petition by either the Company or Executive, be designated by a judge of the Hennepin County District Court.  The arbitrator shall have the authority to make awards of damages as would any court in Minnesota having jurisdiction over a dispute between employer and Executive, except that the arbitrator may not make an award of exemplary damages or consequential damages.  In addition, the Company and Executive agree that all other matters arising out of Executive’s employment relationship with the Company shall be arbitrable, unless otherwise restricted by law.

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(a)                        In any arbitration proceeding, each party shall pay the fees and expenses of its or his own legal counsel.

(b)                       The arbitrator, in his or her discretion, shall award legal fees and expenses and costs of the arbitration, including the arbitrator’s fee, to a party who substantially prevails in its claims in such proceeding.

(c)                        Notwithstanding this Section 10.06, in the event of noncompliance or violation, as the case may be, of Sections 8 or 9 of this Agreement, the Company may alternatively apply to a court of competent jurisdiction for a temporary restraining order, injunctive and/or such other legal and equitable remedies as may be appropriate, if it and such court reasonably determines that the Company would have no adequate remedy at law for such violation or noncompliance.

10.07  Legal Fees.  If any contest or dispute shall arise between the Company and Executive regarding any provision of this Agreement, and such dispute results in court proceedings or arbitration, a party that prevails to a substantial extent with respect to a claim brought and pursued in connection with such dispute, shall be entitled to recover its legal fees and expenses reasonably incurred in connection with such dispute.  Such reimbursement shall be made as soon as practicable following the resolution of the dispute (whether or not appealed) to the extent a party receives documented evidence of such fees and expenses.

10.08  Notices.  For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or may send by certified mail, return receipt requested, postage prepaid, addressed to Executive at his residence address appearing on the records of the Company and to the Company at its then current executive offices to the attention of the Board.  All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon actual receipt.  No objection to the method of delivery may be made if the written notice or other communication is actually received.

10.09  Survival.  The provisions of this Article 10 shall survive the termination of this Agreement, indefinitely.

IN WITNESS WHEREOF the following parties have executed the above instrument the day and year first above written.

MEDICALCV, INC.

By	/s/ Lawrence L. Horsch
Lawrence L. Horsch

EXECUTIVE

By	/s/ Marc P. Flores
Marc P. Flores

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EXHIBIT 10.2

EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT (“Agreement”) is made and entered into August 9, 2005, by and between MedicalCV, Inc., a corporation duly organized and existing under the laws of the State of Minnesota, with a place of business at 9725 South Robert Trail, Inver Grove Heights, Minnesota 55077 (hereinafter referred to as the “Company”), and John H. Jungbauer, a resident of the state of Minnesota (hereinafter referred to as “Executive”).

BACKGROUND OF AGREEMENT

•                       Executive is currently the Vice President, Finance and Chief Financial Officer of the Company and is employed on an at-will basis.

•                       The Company and Executive desire to memorialize the terms and conditions of Executive’s employment, including additional terms and conditions which have been approved by the Company’s Board of Directors.

In consideration of the foregoing, the Company and Executive agree as follows:

ARTICLE 1

EMPLOYMENT

1.01  Subject to the terms of Articles 3 and 6, the Company hereby agrees to employ Executive pursuant to the terms of this Agreement, and Executive agrees to such employment.  Executive is currently employed by the Company as its Vice President, Finance and Chief Financial Officer and shall continue to hold such title under the terms of this Agreement.

1.02  Executive shall generally have the authority, responsibilities, and such duties as are customarily performed by the chief financial officer and principal accounting officer of a public company of similar size and industry, specifically including, without limitation, the following responsibilities:

(i)                                     working with senior management of the Company and its Board of Directors (the “Board”) in formulating short and long term goals and developing, implementing, and executing strategies to attain Company objectives;

(ii)                                  endeavoring to establish and maintain a relationship of trust and credibility with members of the senior management team, the Board, its committees, outside auditors and legal counsel;

(iii)                               supervising the implementation of the Company’s policies and business processes in order to meet the corporate governance and internal control requirements established by the senior management team, the Board and relevant laws, including, but not limited to:  (A) designing and implementing effective disclosure controls and procedures that are necessary to insure accurate financial reporting; (B) conducting periodic reviews and evaluations of the effectiveness of the Company’s disclosure controls and procedures, including, without limitation, interfacing with the senior management team and other Company personnel, the Board, Audit Committee, outside auditors and legal counsel to insure the effectiveness of the Company’s disclosure controls and procedures and related matters; (C) accurately reporting the results of Company operations and related matters to the Securities and Exchange Commission, Nasdaq and other regulatory agencies; and (D) acting as a certifying officer of the Company’s financial reporting under the Exchange Act and other regulatory agencies;

(iv)                              managing and protecting the Company’s capital and liquid assets and monitoring and advising management regarding the availability of adequate capital at all times;

(v)                                 regularly and systematically appraising and evaluating the Company’s performance results against the Company’s established objectives; and

(vi)                              consistent with the foregoing, such other finance functions as the Chief Executive Officer may assign to Executive from time to time during his employment period.

Executive shall also render such additional services and duties within the scope of Executive’s experience and expertise as may be reasonably requested of him from time to time by the Board.

1.03  Executive shall report to the Chief Executive Officer and shall direct, and shall generally be subject to direction, orders and advice of the Board.

ARTICLE 2

BEST EFFORTS OF EXECUTIVE

2.01  In his capacity as Vice President, Finance and Chief Financial Officer, Executive shall use his best energies and abilities in the performance of his duties, services and responsibilities for the Company.

2.02  During the term of his employment, Executive shall devote substantially all of his business time and attention to the business of the Company and its subsidiaries and affiliates and shall not engage in any substantial activity inconsistent with the foregoing, whether or not such activity shall be engaged in for pecuniary gain, unless approved by the Board; provided, however, that, to the extent such activities do not violate, or substantially interfere with his performance of his duties, services and responsibilities under this Agreement, Executive shall be permitted to serve on civic or charitable boards or committees thereof.

ARTICLE 3

NATURE OF EMPLOYMENT

3.01  Executive’s employment pursuant to this Agreement shall be on an at-will basis, with either Executive or the Company having the right to terminate Executive’s employment with or without cause on not less than sixty (60) days’ prior written notice, subject to the Company’s obligations to Executive pursuant to Sections 6 and 7.  The terms and conditions of this Agreement may be amended from time to time with the consent of the Company and Executive.  All such amendments shall be effective when memorialized by a written agreement between the Company and Executive or by resolutions of the Board or the Company’s Compensation Committee (the “Committee”).

ARTICLE 4

COMPENSATION AND BENEFITS

4.01  During the term of employment hereunder, Executive shall be paid a base salary at the rate of Two Hundred Thousand ($200,000) per year (“Base Salary”), payable in bi-weekly installments in accordance with the Company’s established pay periods, reduced by all deductions and withholdings required by law and as otherwise specified by Executive.  The Company shall cause the Committee to review Executive’s performance and Base Salary level each calendar year during the Term, commencing, 2006.  Executive’s Base Salary may be increased (but not decreased), in the sole discretion of the Board.  In the event Executive’s employment shall, for any reason, terminate during the Term, Executive’s final monthly Base Salary payment shall be made on a pro-rated basis as of the last day of the month in which such employment terminated.

4.02  During the term of employment, in addition to payments of Base Salary set forth above, Executive shall be eligible to participate in any performance-based cash bonus plan for senior executives based upon achievement of goals established with respect to each fiscal year by the Board or Committee after reasonable consultation with Executive, but Executive’s participation and performance goals therein shall remain within the discretion of the Board or Committee.

4.03  During the term of employment, Executive shall be entitled to participate in employee benefit plans, policies, programs, perquisites and arrangements, as the same may be provided and amended from time to time, that are provided generally to similarly situated executive employees of the Company, to the extent Executive meets the eligibility requirements for any such plan, policy, program, perquisite or arrangement.

4.04  The Company shall reimburse Executive for all reasonable business expenses incurred by Executive in carrying out Executive’s duties, services, and responsibilities under this Agreement.  Executive shall comply with generally applicable policies, practices and procedures of the Company with respect to reimbursement for, and submission of expense reports, receipts or similar documentation of, such expenses.

4.05  If the Company, based upon an opinion of legal counsel or a judicial determination, determines that Section 304 of the Sarbanes-Oxley Act of 2002 is applicable to Executive, to the extent that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, Executive shall reimburse the Company for any bonus or other incentive or equity-based compensation received from the Company during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission (whichever first occurs) of the financial document embodying such financial reporting requirement and any profits received from the sale of the Company’s securities during that 12-month period.  In the event Executive fails to make prompt reimbursement of any such amount, the Company may, to the extent permitted by applicable law, deduct the amount required to be reimbursed from Executive’s compensation otherwise due under this Agreement.

ARTICLE 5

VACATION AND LEAVE OF ABSENCE

5.01  Executive shall be entitled to three (3) weeks of paid vacation per year, in addition to the Company’s normal holidays.  Vacation time will be scheduled taking into account the Executive’s duties and obligations at the Company.  Unused paid vacation time shall not accumulate from year to year, unless otherwise approved in writing by the Board or Committee.  Sick leave and all other leaves of absence will be in accordance with the Company’s stated personnel policies.

ARTICLE 6

TERMINATION

6.01  The Company may terminate Executive’s employment without Cause by giving Executive at least sixty (60) days written notice thereof.  In the event of such termination, Executive shall receive only the severance compensation set forth in Article 7.01 and Executive shall also be entitled to all or a portion of any bonus due Executive pursuant to any bonus plan or arrangement established or mutually agreed-upon prior to termination, to the extent earned or performed through the date of termination, based upon the requirements or criteria of such bonus plan or arrangement, as the Board shall in good faith determine.  Such pro-rated bonus, shall be payable at the time and in the manner payable to other executives of the Company who participate in such plan or arrangement.

6.02  Executive’s employment will be deemed terminated as of the date of the death of the Executive.  In the event of such termination, there shall be payable to Executive’s estate compensation earned through the date of death together with a pro-rata portion of any bonus due Executive pursuant to any bonus plan or arrangement established or mutually agreed-upon prior to termination, to the extent earned or performed based upon the requirements or criteria of such plan or arrangement, as the Board shall in good faith determine.  Such pro-rated bonus, shall be payable at the time and in the manner payable to other executives of the Company who participate in such plan or arrangement.

6.03  Any other provision of this Agreement notwithstanding, the Company may terminate Executive’s employment upon written notice specifying a termination date based on any of the following events that constitute Cause:

(a)               Any commission or nolo contendere plea by Executive to a felony, gross misdemeanor or misdemeanor involving moral turpitude, or any public conduct by Executive that has or can reasonably be expected to have a detrimental effect on the Company;

(b)              Any act of material misconduct, willful and gross negligence, or breach of duty to the Company, including, but not limited to, embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, or willful breach of fiduciary duty to the Company which results in a material loss, damage, or injury to the Company;

(c)               Any material breach of any material provision of this Agreement or of the Company’s announced rules, codes or polices, which remains uncured or uncorrected for a period of thirty (30) days following written notice thereof to Executive specifying such breach;

(d)              Any act of insubordination by Executive; however, an act of insubordination by Executive shall not constitute Cause if Executive cures or remedies such insubordination within thirty (30) days after written notice to Executive, without material harm or loss to the Company, unless such insubordination is a part of a pattern of chronic insubordination, which may be evidenced by reports or warning letters given by the Company to Executive, in which case such insubordination is deemed not curable.

(e)               Any unauthorized disclosure of any Company trade secret or confidential information, or conduct constituting unfair competition with respect to the Company, including inducing a party to breach a contract with the Company; or

(f)                 A willful violation of federal or state securities laws or regulations.

In making such determination, the Board shall act in good faith and give Executive a reasonably detailed written notice and a reasonable opportunity to be heard on the issues at a Board or Committee meeting.  For purposes of this Agreement, no act or failure by the Executive shall be considered “willful” if such act is done by Executive in good faith in the belief that such act is or was lawful and in the best interest of the Company or one or more of its businesses.  Nothing in this paragraph 6.03 shall be construed to prevent Executive from contesting the Board or Committee’s determination that Cause exists.  In the event of such termination, and not withstanding any contrary provision otherwise stated, Executive shall receive only his Base Salary earned through the date of termination.

6.04  The employment of the Executive shall in no event be considered to have been terminated for Cause if the termination of his employment took place:

(a)                             as a result of an act or omission which occurred more than 360 days prior to the Executive’s having been given notice of the termination of his employment for such act or omission, unless the commission of such act or such omission could not at the time of such commission or omission have been known to a member of the Board (other than the Executive, if he is then a member of the Board), in which case there shall not be termination for Cause if notice of termination took place more than 360 days from the date that the commission of such act or such omission was or could reasonably have been so known; or

(b)                            as a result of a continuing course of action which commenced and was or reasonably could have been known to a member of the Board (other than the Executive) more than 360 days prior to notice having been given to the Executive of the termination of his employment.

6.05  Executive may terminate his employment upon sixty (60) days prior written notice to the Company for “Good Reason.”  For purposes of this Agreement, “Good Reason” means any of the following actions taken by the Company without Cause:

(a)                             the Company or any of its subsidiaries reduces Executive’s Base Salary or current equity compensation plan opportunities (participation in any such plans or programs remaining in the discretion of the Board or Committee), or benefit plans (other than company-wide changes to benefit plans covering all full-time eligible employees);

(b)                            without Executive’s express written consent, the Company or any of its subsidiaries significantly reduces Executive’s job authority and responsibility over financial accounting of the Company as contemplated by Article 1;

(c)                             without Executive’s express written consent, the Company or any of its subsidiaries requires Executive to change the location of Executive’s job or office, so that Executive will be based at a location more than fifty (50) miles from the location of Executive’s job or office immediately preceding notice of such requirement.

(d)                            a successor company fails or refuses to assume the Company’s obligations under this Agreement; or

(e)                             the Company or any successor company breaches any of the material provisions of this Agreement; provided, however, that Executive shall provide detailed information to the

Company in such written notice and such grounds for Good Reason are not remedied or continue for a period of thirty (30) days or more following receipt of such notice.

6.06  During the term of his employment and for 24 months after the date of Executive’s termination of employment, (i) Executive shall not, directly or indirectly, make or publish any disparaging statements (whether written or oral) regarding the Company or any of its affiliated companies or businesses, or the affiliates, directors, officers, agents, principal shareholders or customers of any of them and (ii) neither the Company or any of its affiliated companies or businesses or their affiliates, directors, or officers shall directly or indirectly, make or publish any disparaging statements (whether written or oral) regarding Executive.  Information which the Company or Executive is required to make or disclose regarding the other to comply with laws or regulations, or makes in a pleading on the advice of litigation counsel, shall not constitute a disparaging statement.

6.07  Upon any termination of Executive’s employment with the Company, Executive shall be deemed to have resigned from all other positions he then holds as an officer, employee or director or other independent contactor of the Company or any of its subsidiaries or affiliates, unless otherwise agreed by the Company and Executive.

ARTICLE 7

SEVERANCE PAYMENTS

7.01  The Company, its successors or assigns, will pay Executive as severance pay a lump sum amount equal to six (6) months of the Executive’s monthly Base Salary for full-time employment at the time of Executive’s termination (the “Severance Payment”) if the employment of Executive is terminated by the Company without cause or by Executive for Good Reason.

(a)                        If Executive becomes entitled to a Severance Payment under this Agreement, and Executive is eligible to and elects to continue medical coverage as provided by law (commonly referred to as the COBRA continuation period), then the Company will pay the cost of premiums for COBRA coverage for Executive and his eligible dependents for a period of six months following termination, or if sooner, until Executive is no longer eligible for COBRA coverage.  Executive must be eligible for COBRA coverage, elect COBRA during the COBRA election period, and comply with all requirements to obtain such coverage, to be eligible for coverage and for this benefit.

(b)                       If, on the six (6) month anniversary of the Severance Payment pursuant to Section 7.01, Executive is unemployed and is not rendering services as an independent contractor, Executive shall be entitled to continue to receive monthly payments of Base Salary and COBRA coverage for the period ending on the earlier of (a) the date Executive is reemployed; (b) commences rendering services as an independent contractor; or (c) is covered by another medical plan; provided, however, that such payments shall in no event continue for more than an additional six (6) months.  Executive shall report to the Company in writing his reemployment or engagement as a consultant.

(c)                        Nothing in this Subsection 7.01 shall limit the authority of the Committee or Board to terminate Executive’s employment in accordance with Section 6.03.  Payment of severance payments pursuant to Section 7.01, less customary withholdings, shall be made in one lump sum within thirty (30) days of the Executive’s termination or resignation.

7.02  In addition to the Severance Payment pursuant to Section 7.01, the Company will pay

Executive a pro-rata portion of any bonus earned by Executive as of the date of termination, as provided by Sections 6.01 and 6.02.  The payments to Executive pursuant to Sections 6.01, 6.02 or 7.01 are not intended to be cumulative or duplicative and an amount payable as a payment of Base Salary or pro-rata bonus under any one of such sections shall be reduced to the extent of similar payments made under another of such sections.  In addition, the severance payment of Base Salary shall be reduced by the amount of cash severance-type benefits to which Executive may be entitled pursuant to any other cash severance plan, agreement, policy or program of the Company or any of its subsidiaries; including any payment for post-employment restrictions, provided that if the amount of cash severance benefits payable under such other severance plan, agreement, policy or program is greater than the amount payable pursuant to this Agreement, Executive will be entitled to receive the amounts payable under such other plan, agreement, policy or program which exceeds the Base Salary severance payment.  Without limiting other payments which would not constitute “cash severance-type benefits” hereunder, any cash settlement of stock options, accelerated vesting of stock options and retirement, pension and other similar benefits shall not constitute “cash severance-type benefits” for purposes of this Section 7.02.

7.03  Notwithstanding any other provision of this Agreement, the Company and Executive intend that any payments, benefits or other provisions applicable to this Agreement comply with the payout and other limitations and restrictions imposed under Section 409A of the Code (“Section 409A”), as clarified or modified by guidance from the U.S. Department of Treasury or the Internal Revenue Service – in each case if and to the extent Section 409A is otherwise applicable to this Agreement and such compliance is necessary to avoid the penalties otherwise imposed under Section 409A.  In this connection, the Company and Executive agree that the payments, benefits and other provisions applicable to this Agreement, and the terms of any deferral and other rights regarding this Agreement, shall be deemed modified if and to the extent necessary to comply with the payout and other limitations and restrictions imposed under Section 409A, as clarified or supplemented by guidance from the U.S. Department of Treasury or the Internal Revenue Service – in each case if and to the extent Section 409A is otherwise applicable to this Agreement and such compliance is necessary to avoid the penalties otherwise imposed under Section 409A.

7.04  The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes required by applicable law to be withheld by the Company.

7.05  The provisions of this Article 7 will be deemed to survive the termination of this Agreement for the purposes of satisfying the obligations of the Company and Executive thereunder.

ARTICLE 8

NONDISCLOSURE AND INVENTIONS

8.01  Except as permitted or directed by the Company or as may be required in the proper discharge of Executive’s employment hereunder, Executive shall not, during his employment or at any time thereafter, divulge, furnish or make accessible to anyone or use in any way any Confidential Information of the Company.  “Confidential Information” means any information or compilation of information that the Executive learns or develops during the course of his employment that is not generally known, that is proprietary to or within the unique knowledge of the Company, from which it derives economic value (whether or not conceived, originated, discovered, or developed in whole or in part by Executive).  Confidential Information includes but is not limited to, the following types of information and other information of a similar nature (whether or not reduced to writing), all of which Executive agrees constitutes the valuable trade secrets of the Company: research, designs, development, know how, computer programs and processes, marketing plans and techniques, existing and contemplated products and services, customer and product names and related information, prices sales, inventory, personnel, computer programs and related documentation, technical and strategic plans, and finances.  Confidential Information also includes any information of the foregoing nature that the Company treats as proprietary or designates as Confidential Information, whether or not owned or developed by the Company.  “Confidential Information” does not include information that (a) is or becomes generally available to the public through no fault of Executive, (b) was known to Executive prior to its disclosure by the Company, as demonstrated by files in existence at the time of the disclosure, (c) becomes known to Executive, without restriction, from a source other than the Company, without breach of this Agreement by Executive and otherwise not in violation of the Company’s rights, or (d) is explicitly approved for release by written authorization of the Company.

8.02  Executive acknowledges that new and valuable proprietary concepts, methods, processes, discoveries, trade secrets (as defined in the Minnesota Uniform Trade Secrets Act), improvements, adaptations, or ideas (herein individually and collectively referred to as “Inventions”) may be developed, originated, authorized, conceived, invented, or made by Executive, either alone or jointly with others, in the course of Executive’s employment by the Company.  All such Inventions shall be the exclusive property of the Company, whether or not be patentable or copyrightable, and they may or may not be shown or described in writing or reduced to practice.  With respect to all such Inventions developed, originated, authored, conceived, or invented, or made by Executive (whether in whole or in part) during Executive’s employment by the Company, Executive shall:

(i)                                     keep accurate, complete and timely records all such Inventions, which records shall be the Company’s property and be retained on the Company’s premises;

(ii)                                  promptly and fully disclose and describe all such Inventions to the Company;

(iii)                               assign (and Executive hereby does assign) to the Company all of Executive’s rights to such Inventions and to applications for letters patent or copyrights in all countries and to letters patent or copyrights granted with respect to such Inventions in all countries; and

(iv)                              acknowledge and deliver promptly to the Company (without charge to the Company but at the expense of the Company) such written instruments and cooperate and do such other acts as may be necessary in the opinion of the Company to preserve property rights to such Inventions against forfeiture, abandonment, or loss and to obtain and maintain letters patent or copyrights and to vest the entire right and title thereto exclusively in the Company.

(b)                                 If Executive is needed, at any time, to give testimony, evidence, or opinions in any litigation or proceeding involving any patents or copyrights or applications for patents or copyrights, both domestic and foreign, relating to inventions, improvements discoveries, software, writings or other works of authorship conceived, developed or reduced to practice by Executive, Executive agrees to do so.  With respect to any obligations performed by the Executive under this Section following termination of Executive’s employment, the Company will pay or reimburse all reasonable out-of-pocket expenses.

(c)                                  The obligations of this paragraph shall continue beyond the termination of employment with respect to Inventions conceived or made by Executive during the period of his employment and shall be binding upon assigns, executors, administrators and other legal representatives.  For purposes of this Agreement, any Invention relating to the business of the Company on which Executive files or claims a copyright, or files a patent application, within one (1) year after termination of employment with the Company, shall be presumed to cover Inventions conceived by Executive during the term of his employment with the Company, subject to proof to the contrary by good faith, written and duly corroborated records establishing that such Invention was conceived and made following termination of employment.

NOTICE:  The Company hereby notifies Executive that the foregoing does not apply to inventions or ideas for which no equipment, supplies, facility, or trade secret information of the Company was used and that was developed entirely on Executive’s own time, and (1) which does not relate (a) directly to the business of the Company and (b) to the Company’s actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by Executive for the Company.

8.03  In the event of a breach or threatened breach by Executive of the provisions of this Article 8, the Company shall be entitled to an injunction restraining Executive from directly or indirectly disclosing, disseminating, lecturing upon, publishing or using such confidential, trade secret or proprietary information (whether in whole or in part) and restraining Executive from rendering any services or participating with any person, firm, corporation, association or other entity to whom such knowledge or information (whether in whole or in part) has been disclosed, without the posting of a bond or other security.  Nothing herein shall be construed as prohibiting the Company from pursuing any other equitable or legal remedies available to it for such breach or threatened breach, including the recovery of damages from Executive.

8.04  Executive agrees not to directly or indirectly use or disclose Confidential Information for the benefit of anyone other than the Company, either during or after employment with the Company and during the term of his employment and at all times thereafter, agrees:

(a)                        to receive, maintain, and use Confidential Information in the strictest confidence and, except with the consent of the Company, not to directly or indirectly reveal, report, publish, disclose, or transfer, any Confidential Information to any person, firm, corporation, or other entity or utilize any Confidential Information for Executive’s own benefit or intended benefit or for the benefit or intended benefit of any other person, firm, corporation or other entity; and

(b)                       not to put into issue the confidentiality of any of the Confidential Information, Company’s ownership thereof, or its status as valuable trade secrets of Company.

Executive acknowledges that all notes, data, reference materials, documents, business plans, the Company business and financial records, computer programs, and other materials that in any way incorporate, embody, or reflect any of the Confidential Information, whether prepared by Executive or others, are the exclusive property of the Company, and Executive agrees to forthwith deliver to the Company all such materials, including all copies or memorializations thereof, in Executive’s possession or control, whenever requested to do so by the Company, and in any event, upon termination of Executive’s employment with the Company.

8.05  The Executive understands and agrees that any violation of this Article 8 while employed by the Company may result in immediate disciplinary action by the Company, including termination of employment for Cause.

8.06  The provisions of this Article 8 shall survive termination of this Agreement indefinitely.

ARTICLE 9

NONCOMPETITION AND NON-RECRUITMENT

9.01  Executive agrees that during the term of his employment and for a period of one (1) year after termination of employment (the “Restricted Period”) he will not directly or indirectly render service (including services in research) to any person or entity in connection with the design, development, manufacture, marketing, or sale of a Competitive Product that is sold or intended for use or sale in any geographic area in which the Company actively markets a Company Product or has planned to actively market a Company Product of the same general type or function.  This territory currently includes North America, Europe and Japan.

(a)                                  Without limiting the generality of the above, Executive expressly agrees that during the Restriction Period discussed above, he will not directly or indirectly (on his own behalf or on behalf of another person or entity) sell competitive Products to, attempt to sell such products to, or otherwise solicit purchases of such services or products from, the following:

(i)                                     any customer with whom Executive (or any other Executive or representative under Executive’s supervision) has had direct or indirect contact or to whom Executive (or any other Executive or representative under Executive’s supervision) has directly or indirectly sold such services or products during the period of Executive’s employment; or

(ii)                                  any prospective customer who has been directly or indirectly solicited by Company, or who has approached Company, and with whom Executive (or any other Executive or representative under the Executive’s supervision) has had direct or indirect contact or to whom Executive (or any other Executive or representative under Executive’s supervision) has directly or indirectly attempted to sell such services or products during the term of Executive’s employment.

(b)                                 Executive further agrees that during the Restriction Period he will not directly or indirectly (i) in any way interfere or attempt to interfere with the Company’s relationships with any of its current or potential customers, or (ii) employ or attempt to employ any of the Company’s then Executives on behalf of any other entity, whether or not such entity competes with the Company.

(c)                                  For the purposes of this Section 9.01,

(i)                                     “Competitive Product” means any surgical product or research to develop information useful in connection with a product or service that is being designed, developed, manufactured, marketed or sold by anyone other than the Company and is of the same general type, performs similar functions, or is used for the same purposes as a Company Product on which the Employee worked, dealt with, or marketed during the preceding two years of employment or about which he received or had knowledge of Confidential Information; provided, however, that the term “surgical product” shall not include non-invasive or percutaneous products; and

(ii)                                  “Company Product” means any product, product line or service (including any component thereof or research to develop information useful in connection with a product or service) that is being designed, developed, manufactured, marketed or sold by the Company or with respect to which the Company has acquired Confidential Information which it intends to use in the design, development, manufacture, marketing or sale of a product or service.

9.02  At its sole option, the Company may, by express written notice to Executive, waive or limit the time and/or geographic area in which Executive cannot engage in competitive activity or the scope of such competitive activity.

9.03  Executive agrees that breach by him of the provisions of this Article 9 will cause the Company irreparable harm that is not fully remedied by monetary damages.  In the event of a breach or threatened breach by Executive of the provisions of this Article 9, the Company shall be entitled to an injunction restraining Executive from directly or indirectly competing or recruiting as prohibited herein, without posting a bond or other security.  Nothing herein shall be construed as prohibiting the Company from pursuing any other equitable or legal remedies available to it for such breach or threatened breach, including the recovery of damages from Executive.

9.04  The Executive understands and agrees that any violation of this Article 9 while employed by the Company may result in immediate disciplinary action by the Company, including termination of employment for Cause.

9.05  The obligations contained in this Article 9 shall survive the termination of this Agreement indefinitely.

ARTICLE 10

MISCELLANEOUS

10.01  Governing Law.  This Agreement shall be governed and construed according to the laws of the State of Minnesota without regard to conflicts of law provisions.  The Company and Executive agree that if any action is brought pursuant to this Agreement that is not otherwise resolved by arbitration pursuant to Section 10.06, such dispute shall be resolved only in the District Court of Hennepin County, Minnesota, or the United States District Court for Minnesota, and each party hereto unconditionally (a) submits for itself in any proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the Hennepin County, Minnesota District Courts or the United States Federal District Court for Minnesota, and agrees that all claims in respect to any such proceeding shall be heard and determined in Hennepin County, Minnesota, Minnesota District Court or, to the extent permitted by law, in such federal court, (b) consents that any such proceeding may and shall be brought in such courts and waives any objection that it may now or thereafter have to the venue or jurisdiction of any such proceeding in any such court or that such proceeding was brought in an inconvenient court and agrees not to plead or claim the same; waives all right to trial by jury in any proceeding (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, or its performance under or the enforcement of this Agreement; (d) agrees that service of process in any such proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address as provided in Section 10.06; and (e) agrees that nothing in this Agreement shall affect the right to effect service of process in any other manner permitted by the laws of the State of Minnesota.

10.02  Successors.  This Agreement is personal to Executive and Executive may not assign or transfer any part of his rights or duties hereunder, or any compensation due to him hereunder, to any other person or entity.  This Agreement may be assigned by the Company and the Company.  The Company shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Company, expressly and unconditionally to assume and agree to perform the Company’s obligations under this Agreement, in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place.  In such event, the term “Company,” as used in this Agreement, shall mean the Company as defined above and any successor or assignee to the business or assets which by reason hereof becomes bound by the terms and provisions of this Agreement.

10.03  Waiver.  The waiver by the Company of the breach or nonperformance of any provision of this Agreement by Executive will not operate or be construed as a waiver of any future breach or nonperformance under any such provision of this Agreement or any similar agreement with any other Executive.

10.04  Entire Agreement; Modification.  This Agreement supersedes, revokes and replaces any and all prior oral or written understandings, if any, between the parties relating to the subject matter of this Agreement.  The parties agree that this Agreement: (a) is the entire understanding and agreement between the parties; and (b) is the complete and exclusive statement of the terms and conditions thereof, and there are no other written or oral agreements in regard to the subject matter of this Agreement.  Except for modifications described in Article 3, this Agreement shall not be changed or modified except by a written document signed by the parties hereto.

10.05  Severability and Blue Penciling.  To the extent that any provision of this Agreement shall be determined to be invalid or unenforceable as written, the validity and enforceability of the remainder of such provision and of this Agreement shall be unaffected.  If any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, the Company and Executive specifically authorize the tribunal making such determination to edit the invalid or unenforceable provision to allow this Agreement, and the provisions thereof, to be valid and enforceable to the fullest extent allowed by law or public policy.

10.06  Arbitration.  Any dispute, claim or controversy arising under this Agreement shall, at the request of any party hereto be resolved by binding arbitration by a single arbitrator selected by employer and Executive, with arbitration governed by The United States Arbitration Act (Title 9, U.S. Code); provided, however, that a dispute, claim or controversy shall be subject to adjudication by a court in any proceeding against the Company or Executive involving third parties (in addition to the Company or Executive).  Such arbitrator shall be a disinterested person who is either an attorney, retired judge or labor relations arbitrator.  In the event employer and Executive are unable to agree upon such arbitrator, the arbitrator shall, upon petition by either the Company or Executive, be designated by a judge of the Hennepin County District Court.  The arbitrator shall have the authority to make awards of damages as would any court in Minnesota having jurisdiction over a dispute between employer and Executive, except that the arbitrator may not make an award of exemplary damages or consequential damages.  In addition, the Company and Executive agree that all other matters arising out of Executive’s employment relationship with the Company shall be arbitrable, unless otherwise restricted by law.

(a)                        In any arbitration proceeding, each party shall pay the fees and expenses of its or his own legal counsel.

(b)                       The arbitrator, in his or her discretion, shall award legal fees and expenses and costs of the arbitration, including the arbitrator’s fee, to a party who substantially prevails in its claims in such proceeding.

(c)                        Notwithstanding this Section 10.06, in the event of noncompliance or violation, as the case may be, of Sections 8 or 9 of this Agreement, the Company may alternatively apply to a court of competent jurisdiction for a temporary restraining order, injunctive and/or such other legal and equitable remedies as may be appropriate, if it and such court reasonably determines that the Company would have no adequate remedy at law for such violation or noncompliance.

10.07  Legal Fees.  If any contest or dispute shall arise between the Company and Executive regarding any provision of this Agreement, and such dispute results in court proceedings or arbitration, a party that prevails to a substantial extent with respect to a claim brought and pursued in connection with such dispute, shall be entitled to recover its legal fees and expenses reasonably incurred in connection with such dispute.  Such reimbursement shall be made as soon as practicable following the resolution of the dispute (whether or not appealed) to the extent a party receives documented evidence of such fees and expenses.

10.08  Notices.  For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or may send by certified mail, return receipt requested, postage prepaid, addressed to Executive at his residence address appearing on the records of the Company and to the Company at its then current executive offices to the attention of the Board.  All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon actual receipt.  No objection to the method of delivery may be made if the written notice or other communication is actually received.

10.09  Survival.  The provisions of this Article 10 shall survive the termination of this Agreement, indefinitely.

IN WITNESS WHEREOF the following parties have executed the above instrument the day and year first above written.

MEDICALCV, INC.

By	/s/ Marc P. Flores
Marc P. Flores

EXECUTIVE

By	/s/ John H. Jungbauer
John H. Jungbauer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 1, 2005

Date of report (Date of earliest event reported)

MedicalCV, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-33295	41-1717208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 South Robert Trail

Inver Grove Heights, MN 55077

(Address of principal executive offices, including zip code)

(651) 452-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously reported, effective April 1, 2005, the Compensation Committee of our Board of Directors awarded (1) a non-qualified stock option for the purchase of 3,440,348 shares of common stock to Marc P. Flores, our President and Chief Executive Officer, (2) a non-qualified stock option for the purchase of 1,290,131 shares of common stock to John H. Jungbauer, our Vice President, Finance and Chief Financial Officer, and (3) non-qualified stock options for the purchase of an aggregate of 1,935,196 shares of common stock to other key employees.  The foregoing options were issued outside our employee benefit plans.  Such options vest to the extent of 25% per year, commencing on the first anniversary of the date of grant.  They are exercisable at $0.89 per share, which was the closing price of our common stock on the OTC Bulletin Board on April 1, 2005.  These options expire on April 1, 2012.

We are amending this report to file the form of such agreement as an exhibit.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

See “Exhibit Index.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedicalCV, Inc.

Date: August 9, 2005	By:	/s/ John H. Jungbauer
John H. Jungbauer
Vice President, Finance and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

10	Form of Non-Qualified Stock Option Agreement Issued to Executive Officers and Other Key Employees.

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EXHIBIT 10

THE OPTION REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

MEDICALCV, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

No. of shares subject to option:	NQO No.
Date of grant:

THIS OPTION AGREEMENT is entered into by and between MedicalCV, Inc., a Minnesota corporation (the “Company”) and                   (the “Optionee”).

W I T N E S S E T H:

WHEREAS, in connection with his/her employment, the Company has agreed to grant Optionee an option to purchase shares of its common stock outside the Company’s stock option plans; and

WHEREAS, the Compensation Committee of the Company (“Committee”) has authorized and approved the grant of the following option (“Option”) on the terms set forth in this Agreement,

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed, and do hereby agree, as follows:

1.             Nature of the Option.  This Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the United States Internal Revenue Code of 1986, as amended (the “Code”).  Any gain or income recognized upon the receipt, transfer or exercise of this Option is subject to taxation under Section 83 of the Code.  This Option Agreement does not include any feature for the deferral of compensation following the exercise of Options.  This Option is not granted pursuant to the Company’s 2001 Equity Incentive Plan.

2.             Grant of Option and Vesting.  The Company grants to the Optionee, subject to the terms and conditions herein set forth, the right and option to purchase from the Company all or a part of an aggregate of                      shares of Stock (the “Shares”) at the purchase price of $          per share (the “Exercise Price”).  The Exercise Price is not less than the fair market value of the Shares on the date of this grant.  Subject to acceleration pursuant to Section 3(e), the Option will become exercisable with respect to the Shares in four (4) installments.  The following table sets forth the initial dates of exercisability of each installment and the number of Shares as to which this Option will become exercisable on such dates:

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Initial Date of Exercisability	Number of Option Shares Available for Exercise

The foregoing rights to exercise this Option will be cumulative with respect to the optioned Shares.

Upon termination of employment of Optionee prior to full and complete vesting, the unvested portion of this Option shall lapse.  The Option will in all events cease to be exercisable on                    .

3.             Terms and Conditions.  It is understood and agreed that the Option evidenced hereby is subject to the following terms and conditions:

(a)           Expiration Date.  Except as hereinafter provided, this Option shall expire on the seventh (7th) anniversary of the date of grant specified above.

(b)           Exercise of Option.  Subject to the terms of this Agreement regarding the exercisability of this Option, this Option shall be exercisable cumulatively, to the extent it is vested by a written notice from Optionee to the Company specifying the number of shares of Stock for which the Option is being exercised.  Notation of any partial exercise shall be made by the Company on Schedule A.  This Option may not be exercised for a fraction of a Share, and must be exercised for no fewer than one hundred (100) shares of Stock.

(c)           Payment of Purchase Price Upon Exercise.  Payment of the Exercise Price shall be made in cash, or such other form and manner as the Committee may, in its sole discretion, approve, including tendering of Shares of common stock of the Company acceptable to such Committee and either already owned by Optionee or subject to this Agreement or another agreement with the Company, and in any other manner payment permitted by law and approved by such Committee, or any combination of the foregoing.

(d)           Nontransferability.  Except as otherwise approved by the Committee in writing, this Option shall not be transferable other than by will or by the laws of descent and distribution.  The Company shall not be obligated to approve any such transfer.  During the lifetime of the Optionee, this Option shall be exercisable only by the Optionee or by the Optionee’s guardian or legal representative.  No transfer of this Option by the Optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company is furnished with written notice thereof and a copy of the will and/or such other evidence as the Board may determine necessary to establish the validity of the transfer.

(e)           Acceleration of Option Upon Change in Control.  The Option will vest and be exercisable in full if: (i) there has been a Change of Control of the Company (as defined in Section 8), and (ii) Optionee is an active and full-time employee at the time of the Change of Control, and (iii) within twelve (12) months following the date of the Change of Control, Optionee’s employment is involuntarily terminated for any reason (including Good Reason (as definition Section 8) on your part), other than for Cause or death or disability.  If prior to a Change of Control (a) Optionee’s employment is involuntarily terminated by the Company without cause or (b) Optionee voluntarily terminates his/her employment for Good Reason, and such involuntary termination for Good Reason (y) occurred at the request of a person

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who has indicated an intention, or taken steps reasonably calculated, to effect a Change of Control or (y) otherwise occurred in connection with, or in anticipation of, a Change of Control which actually occurs, then the termination of Optionee’s employment shall be deemed to have occurred immediately following a Change of Control.  Nothing in this Subsection 3(e) shall limit the authority of the Committee or Board to cancel this Option in accordance with Section 5.

(f)            Subject to Lock Up.  Optionee understands that the Company at a future date may file a registration or offering statement (the “Registration Statement”) with the Securities and Exchange Commission to facilitate an underwritten public offering of its securities.  The Optionee agrees, for the benefit of the Company, that should such underwritten public offering be made and should the managing underwriter of such offering require, the undersigned will not, without the prior written consent of the Company and such underwriter, during the Lock Up Period (as defined herein):  sell, transfer or otherwise dispose of, offer or agree to sell, transfer or otherwise dispose of this Option or any of the Shares; or sell or grant, or agree to sell or grant, options, rights or warrants with respect to any of the Shares acquired upon exercise of this Option.  The foregoing does not prohibit gifts to donees or transfers by will or the laws of descent to heirs or beneficiaries provided that such donees, heirs and beneficiaries shall be bound by the restrictions set forth herein.  The “Lock Up Period” shall mean the lesser of (x) 180 days or (y) the period during which Company officers and directors are restricted by the managing underwriter from effecting any sales or transfers of the Shares.  The Lock Up Period shall commence on the effective date of the Registration Statement.

(g)           Not An Employment Contract; Execution of Company Agreement.  The Option will not confer on the Optionee any right with respect to employment or continuance of service with the Company, nor will it interfere in any way with any right the Company would otherwise have to terminate or modify the terms of Optionee’s employment at any time.

(h)           No Rights as Shareholder.  The Optionee shall have no rights as a shareholder of the Company with respect to any Shares prior to the date of issuance to Optionee of a certificate for such Shares.

(i)            Compliance with Law and Regulations.  This Option and the obligation of the Company to sell and deliver Shares hereunder shall be subject to all applicable laws, rules and regulations (including, but not limited to, federal securities laws) and to such approvals by any government or regulatory agency as may be required.  This Option shall not be exercisable, and the Company shall not be required to issue or deliver any certificates for Shares prior to the completion of any registration or qualification of such Shares under any federal or state law, or any rule or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.  Moreover, this Option may not be exercised if its exercise or the receipt of Shares pursuant thereto would be contrary to applicable law.

(j)            Withholding.  The Company is entitled to (a) withhold and deduct from future wages of the Optionee (or from other amounts that may be due and owing to the Optionee from the Company), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any federal, state or local withholding and employment-related tax requirements attributable to the Option, or (b) require the Optionee promptly to remit the amount of such withholding to the Company before acting on the Optionee’s notice of exercise of this Option.

(k)           Adjustments.  In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off), or any other similar change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving

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corporation in any such transaction, the board of directors of the surviving corporation), in order to prevent dilution or enlargement of the rights of the Optionee, will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) subject to, and the exercise price of, this Option.  No such adjustment shall result in the value of the Option exceeding the aggregate value of this Option prior to such adjustment.  The Committee or Board may make such other adjustments as it deems appropriate.  No other issuance by the Company of shares of stock or any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of common stock subject to the Option.

4.             Termination of Employment.  Subject to Section 3(e), and except as provided in Sections 4(a), (b) or (c) hereof, if Optionee shall cease to be employed by the Company or a parent or subsidiary of the Company for any reason other than Optionee’s disability or death, this Option shall expire three (3) months thereafter or, if earlier, on the date of expiration otherwise provided in this Option.  Prior to, but not after, any such expiration, Optionee shall have the right to exercise this Option as to those shares which were exercisable pursuant to the vesting schedule in Section 2 hereof as of the date on which Optionee ceased to be employed by the Company or a parent or subsidiary of the Company.

(a)           If the Optionee is employed by the Company or a parent or subsidiary at the time of his/her termination due to a disability and has been in continuous employment since the date of grant of the Option, then the Option may be exercised by the Optionee until the earlier of twelve (12) months following the date of such disability, or the expiration date of the Option, but only to the extent the Optionee was entitled to exercise such Option at the time of his/her termination.  For the purpose of this section 4(b), the “disability” shall mean a permanent and total disability as defined in Section 22(e)(3) of the Code.  The determination of whether an Optionee has a disability within the meaning of Section 22(e)(3) shall be made by the Board in its sole discretion.

(b)           If the Optionee is at the time of his/her death employed by the Company or a subsidiary and has been in continuous service (as determined by the Committee in its sole discretion) since the Date of Grant of the Option, then the Option may be exercised by the Optionee’s estate or by a person who acquired the right to exercise the Option by will or the laws of descent and distribution, for one (1) year following the date of the Optionee’s death or until the expiration date of the Option, whichever date is earlier, but only to the extent the Optionee was vested in and entitled to exercise the Option at the time of death.

(c)           If the Optionee dies within three (3) months after termination of Optionee’s employment with the Company or a subsidiary, the Option may be exercised for nine (9) months following the date of Optionee’s death or the expiration date of the Option, whichever date is earlier, by the Optionee’s estate or by a person who acquires the right to exercise the Option by will or the laws of descent or distribution, but only to the extent the Optionee was vested in and entitled to exercise the Option at the time of termination.

5.             Termination of Option for Misconduct; Clawback.  If the Board or the Committee reasonably believes that the Optionee has committed an act of misconduct or breached a material duty of Optionee to the Company, it may suspend the Optionee’s right to exercise this option pending a determination by the Board or the Committee.  If the Board or the Committee determines that the Optionee has committed an act of misconduct or breached a duty to the Company, neither the Optionee nor the Optionee’s estate shall be entitled to exercise the Option.  For purposes of this Section 5, an act of misconduct or breach of fiduciary duty to the Company shall be an event giving the Company the right to terminate Optionee’s employment pursuant to Section 6.03 of Optionee’s Employment Agreement within the Company dated                        , which Agreement is incorporated herein by reference.  In addition,

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misconduct shall include willful violations of federal or state securities laws.  In making such determination, the Board or the Committee shall act fairly and shall give the Optionee an opportunity to appear and present evidence on the Optionee’s behalf at a hearing before the Board or the Committee.  In addition, if the Company, based upon an opinion of legal counsel or a judicial determination, determines that Section 304 of the Sarbanes-Oxley Act of 2002 is applicable to Optionee hereunder, to the extent that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, Optionee shall reimburse the Company for any compensation received by Optionee from the Company during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission (whichever first occurs) of the financial document embodying such financial reporting requirement and any profits received from the sale of the Company’s common stock or common stock equivalants, acquired pursuant to this Agreement.

6.             Restrictions on Transfer.

(a)           Securities Law Restrictions.  Regardless of whether the offering and sale of common stock under this Agreement have been registered under the Securities Act of 1933 (the “Act”) or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such common stock (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Act, the securities laws of any state or any other law.

(b)           Investment Intent at Grant.  Optionee represents and agrees that the Shares to be acquired upon exercising this Agreement will be acquired for investment, and not with a view to the sale or distribution thereof.

(c)           Investment Intent at Exercise.  In the event that common stock issued under this Agreement is not registered under the Act but an exemption is available which requires an investment representation or other representation, Optionee shall represent and agree at the time of exercise that the common stock being acquired upon exercising the Option is being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

(d)           Legends.  All certificates evidencing Shares issued under this Agreement in an unregistered transaction shall bear the following legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

(e)           Removal of Legends.  If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares issued under this Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of shares of common stock but without such legend.

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(f)            Administration.  Any determination by the Company and its counsel in connection with any of the matters set forth in this section shall be conclusive and binding on Optionee and all other persons.

7.             Heirs and Successors.  This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business.  If any rights exercisable by the Optionee or benefits deliverable to the Optionee under this Agreement have not been exercised or delivered, respectively, at the time of the Optionee’s death, such rights shall be exercisable by his/her Designated Beneficiary.  The “Designated Beneficiary” shall be the beneficiary or beneficiaries designated by the Optionee in a writing filed with the Committee in such form and at such time as the Committee shall require.  If a deceased Optionee fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Optionee, any rights that would have been exercisable by the Optionee and any benefits distributable to the Optionee shall be exercised by or distributed to the legal representative of the estate of the Optionee.  If a deceased Optionee designates a beneficiary and the Designated Beneficiary survives the Optionee but dies before the Designated Beneficiary’s exercise of all rights under this Agreement or before the complete distribution of benefits to the Designated Beneficiary under this Agreement, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

8.             Certain Definitions.

“Change in Control” shall mean:

(a)           the acquisition by any person or group deemed a person under Sections 3(a)(9) and 13(d)(3) of the Exchange Act (other than the Company and its subsidiaries as determined immediately prior to that date) of beneficial ownership, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of a majority of the total combined voting power of all classes of Stock of the Company having the right under ordinary circumstances to vote at an election of the Board, if such person or group deemed a person prior to such acquisition was not a beneficial owner of at least five percent (5%) of such total combined voting power of the Company;

(b)           the date of approval by the stockholders of the Company of an agreement providing for the merger or consolidation of the Company with another corporation or other entity where (x) stockholders of the Company immediately prior to such merger or consolidation would not beneficially own following such merger or consolidation shares entitling such stockholders to a majority of all votes (without consolidation of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of the surviving corporation would be entitled in the election of directors, or (y) where the members of the Board, immediately prior to such merger or consolidation, would not, immediately after such merger or consolidation, constitute a majority of the board of directors of the surviving corporation;

(c)           the sale of all or substantially all of the assets of the Company; or

(d)           a determination by the Board of Directors of the Company, in its sole and absolute discretion, that there has been a change in control of the Company.

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A “Change in Control” shall not be deemed to occur with respect to Executive if the merger, sale, transfer or an acquisition of a majority interest is to or by a group that includes the Executive, nor shall it be deemed to occur if at least 50% of the preferred stock, warrants or voting securities of the Company owned before the event or transaction are beneficially owned subsequent to the occurrence by a group that includes the Executive.

“Company” means MedicalCV, Inc. and any parent or subsidiary of MedicalCV, Inc.

“Good Reason”  means any of the following actions taken by the Company without Cause:

(a)           the Company or any of its subsidiaries reduces Optionee’s base salary or base rate of annual Compensation as in effect immediately prior to the Change of Control, or otherwise fails to provide to Optionee compensation and benefit plans, arrangements, policies and procedures which, taken as a whole, are materially less favorable to Optionee than those, taken as a whole, provided by the Company or any of its subsidiaries to Optionee immediately prior to the Change of Control;

(b)           without Optionee express written consent, the Company or any of its subsidiaries significantly reduces Optionee’s job authority and responsibility over operations of the Company as conducted on the date preceding a Change of Control; and provided, that a change in title or office shall not by itself constitute Good Reason;

(c)           without Optionee’s express written consent, the Company or any of its subsidiaries requires Optionee to change the location of Optionee’s job or office, so that Optionee will be based at a location more than fifty (50) miles from the location of Optionee job or office immediately prior to the Change of Control;

(d)           a successor company fails or refuses to assume the Company’s obligations under any employment agreement between Optionee and the Company; or

(e)           the Company or any successor company breaches any of the material provisions of any employment agreement between Optionee and the Company.

9.             Notices.  Any notice hereunder to the Company shall be addressed to it at its principal executive offices, located at 9725 South Robert Trail, Inver Grove Heights, Minnesota 55077, Attention: Chief Financial Officer; and any notice hereunder to the Optionee shall be addressed to the Optionee at the residence address of Optionee last appearing in the Company’s records; subject to the right of either party to designate at any time hereunder in writing some other address.

10.           Counterparts.  This Agreement may be executed in two counterparts each of which shall constitute one and the same instrument.

11.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, except to the extent preempted by federal law, without regard to the principles of comity or the conflicts of law provisions of any other jurisdiction.

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IN WITNESS WHEREOF, MedicalCV, Inc. has caused this Agreement to be executed in Inver Grove Heights, Minnesota by its undersigned officer and the Optionee has executed this Agreement.

OPTIONEE	MEDICALCV, INC.

By John H. Jungbauer
Its Vice President, Finance and CFO

Date:	Date:

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SCHEDULE A

NOTATIONS AS TO PARTIAL EXERCISE

	Number of	Balance of
Date of	Purchased	Shares on	Authorized	Notation
Exercise	Shares	Option	Signature	Date

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 8, 2005

Date of report (Date of earliest event reported)

MedicalCV, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-33295	41-1717208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 South Robert Trail

Inver Grove Heights, Minnesota 55077

(Address of principal executive offices, including zip code)

(651) 452-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously reported, on June 8, 2005, the Compensation Committee of the Board of Directors of MedicalCV, Inc. adopted certain cash and equity-based compensatory arrangements for non-employee directors.  Effective August 3, 2005, the Compensation Committee revised the automatic option award provisions of the 2005 Non-Employee Director Stock Option Plan, which remains subject to shareholder approval, to provide as follows:

Each year, as of the date of the annual meeting of shareholders of the Company, commencing with the 2005 annual meeting of the shareholders of the Company, each Eligible Director who has been elected or reelected or who is continuing as a member of the Board as of the adjournment of the annual meeting, shall automatically receive an Option award in the amount of 50,000 shares (the “Annual Grant”).  In addition, each Eligible Director who is elected to the Board other than at an annual meeting of shareholders of the Company shall automatically receive an Option award (the “Initial Award”).  The number of shares to be covered by an Initial Award shall equal the nearest whole number, rounded down, equal to (a) 50,000 shares multiplied by (b) the quotient obtained by dividing (1) the number of whole weeks between the date of such person’s election of the Board and the scheduled date of the next annual meeting of shareholders of the Company and (2) 52 weeks.  The date of an Initial Award shall be the date of election of such person to the Board.  Further, the Company anticipates that the Annual Grants and Initial Awards will have ten-year terms and vest 100% on the first anniversary of the date of grant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedicalCV, Inc.

Date: August 9, 2005	By:	/s/ John H. Jungbauer
John H. Jungbauer
Vice President, Finance and Chief Financial Officer

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